QUANTUM ENERGY, INC.

A Resolution Executing an Agreement and Acquisition Plan October 14, 2020

IT IS RESOLVED THAT:

WHEREAS, The Company and MP Special Purpose Corporation ("MP"), have executed on September 22, 2020 and effective this day and Agreement and Plan of Acquiaition)" Agreement and Plan").

WHEREAS, The Company will have access to assets, including cash via private offerings that will be qualified and valued on a case by case basis under the terms and conditions of the Agreement and Plan.

WHEREAS, The Agreement and Plan will allow the Company to expand its energy portfolio that will include expansion into rare earth processing for the production of a wide variety of energy related products as well as magnetic products.

RESOLVED, that the Board of Directors has executed the Agreement and Plan.

The Company will provide a news release on the Agreement and Plan no later than October 19, 2020.

We, the undersigned, hereby certify that Quantum Energy, Inc. is comprised of three members who are Directors, of whom three members, constituting a quorum, were present at a meeting duly and regularly called, noticed, convened and held this 14th day of October, 2020, and that the foregoing Resolution was duly adopted at said meeting by the affirmative vote of three members, and opposed by no members, and that said Resolution has been duly recorded in the Minute Book and is in full force and effect.

Jeffery Ma/ DIRECTOR